UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 25, 2010
Ferro Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-641-8580
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Michael F. Mee, a member of the Board of Directors of Ferro Corporation (the “Company”), has notified the Company of his intent to resign from the Board following the meeting of the Board on February 26, 2010. Mr. Mee served on the Finance Committee (Chair) and the Compensation Committee of the Board.
     Mr. Mee had been a valued member of the Board of Directors since 2001. His guidance was especially beneficial to the Company as it navigated through the difficult economic circumstances of 2009. His focus on strategic and financial matters and working capital management, in particular, resulted in critical benefits during 2009 and enhanced practices in this area. Mr. Mee has made other suggestions for improvements, as well, including in the areas of senior management succession planning, risk management, strategic planning, and communications between management and the Board and within the Board. These suggestions include valuable insights for enhancing the Company’s performance and the Company intends to pursue them.
     In connection with his resignation, Mr. Mee has raised points with which the Company does take issue. Specifically: (a) he considers the practices and processes used by the Board to evaluate CEO performance to be inadequately defined and applied; (b) he believes the Company should focus on a transformative growth strategy; (c) he considered as excessive fees that were potentially to be paid to banks and consultants in connection with the Company’s equity offering and credit agreement amendment in November 2009; (d) he has expressed concern with the Company’s performance, relative to its peers, including in 2009; and (e) he recommends more open and robust communication between management and the Board and for the Board to engage in greater debate on issues before it.
     The Company believes the processes generally used to evaluate CEO performance, which is reviewed both informally and formally in executive sessions of the Board, are sufficient. Nevertheless, the Company agrees that there are benefits to be realized from additional structure and has identified this as an area of focus. With respect to strategy, the Company has been focused on a strategy of manufacturing rationalization initiatives, staffing reductions and expense controls to generate improved earnings and financial strength and provide a foundation for achieving transformative growth. Regarding the fees discussed with the Board potentially to be paid to banks and consultants, the Company negotiated and actually paid fees below the amount identified as excessive, the Company believes the fees were at competitive market rates considering the Company’s financial position and then-existing market conditions, and the Board ultimately approved the fees. With respect to performance, the Company believes the initiatives it has taken to rationalize manufacturing and reduce costs provide a platform for improved performance going forward, and believes with respect to 2009, that the Company performed well under the difficult economic circumstances. Finally, concerning communication, some members of the Board believe that there is sufficiently open and robust communication between management and the Board and among Board members. Nevertheless, the Company agrees there is additional benefit to be obtained through more structured and focused communication, and intends to implement such enhancements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERRO CORPORATION
By:	/s/ Mark H. Duesenberg
Mark H. Duesenberg
Vice President, General Counsel and Secretary

Date: March 3, 2010